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                                                                    EXHIBIT 10.4

                               SEVERANCE AGREEMENT


                  THIS AGREEMENT made as of this 16th day of November, 1998, by and between N. C. JOSEPH LAI ("Lai") and CRITICARE SYSTEMS, INC., a Delaware corporation ("Criticare").

                                     RECITAL

                  Lai presently holds the title of Senior Vice President, and is willing to resign such position and his position as an international sales representative in China (at or immediately after the conclusion of Criticare's annual shareholder meeting) and assist Criticare with its efforts to retain and transition management responsibilities to an acceptable replacement candidate.

                                   AGREEMENTS

                  It is agreed as follows:

                  1. Lai hereby resigns as Senior Vice President of Criticare effective as of the close of business at Criticare's annual meeting of stockholders, or any adjournment thereof, and Criticare hereby accepts such resignation. It is expressly agreed that nothing contained in this Agreement nor Lai's resignation shall affect Lai's right to indemnification for acts undertaken on Criticare's behalf pursuant to Criticare's By-Laws or applicable statutes.

                  2. Lai shall continue to be employed by Criticare as an independent consultant and in such capacity shall support and assist Criticare's new President with any reasonable requests with respect to the transition to new management, including but not limited to, development and sales efforts in China, introductions to employees, vendors, key customers and other persons having important relationships with Criticare. In addition, he shall hold himself available on reasonable advance notice and at reasonable times for consultation on significant issues affecting Criticare.

                  3. In consideration of Lai's cooperation and consultation efforts, he shall be entitled to receive and Criticare agrees to provide to Lai, the following:

                     (a) His normal monthly salary and commissions for the month of November and thereafter commencing December 1, 1998, Lai shall be paid
(i) commissions on sales to China under purchase orders accepted prior to the date hereof, such payments to be made when such sales are collected, and (ii) the sum of $5,000 per month for a period of 36 months.

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                     (b)      Lai shall pay to Criticare on or before November
30, 1998 the principal amount and any accrued interest on Lai's obligation to Criticare with respect to his loan to Immtech International, Inc., approximating $10,000 (actual amount to be confirmed).

                     (c) Effective as of November 30, 1998, Criticare shall issue to Lai options exercisable for the number of shares of Criticare common stock determined by dividing the amount paid to Criticare under subsection (b) above by the exercise price of $2.0625 per share. Such options shall be exercisable for a period of five years. Criticare will utilize its reasonable best efforts to register shares issuable upon exercise of such options by inclusion of same in any existing or future registration statement covering employee options.

                     (d) Lai hereby releases Criticare and forever remises any claims he may have with respect to unpaid life insurance premiums for years 1994 and 1995 in the approximate amount of $62,800, and in return therefor Criticare will transfer to Lai the following equipment: (i) three 507 EP Units,
(ii) three 506 DX Units, and (iii) four 503 Units, which Lai intends to donate to a hospital in Toysan, Guangdon Province, China, to be used as a Criticare reference account.

                     (e) Lai may continue to occupy his current office for a period of 12 months; provided, however, such occupancy may be terminated at any time after the expiration of 60 days by 60-day notice to Lai if deemed advisable by the new President. Criticare shall also provide secretarial services for Lai for a period of 12 months.

                     (f) All fringe benefits currently provided to Lai shall be continued through September 30, 2001, and thereafter Lai and his spouse shall be entitled to coverage under Criticare's group health and dental insurance programs until he reaches age 65 or comparable coverage (including coverage for any pre-existing conditions) is available through his then employer. Criticare need only provide to Lai that coverage made available to its key management employees (including any medical reimbursement plan but less any deductible (which may be charged to Lai) ). In the event such group coverage is not available, Criticare shall purchase or pay for an individual policy providing comparable coverages. Company shall not in the future lease vehicles from Lai and may, at any time, purchase vehicles presently under lease in accordance with lease terms.

                  4. The existing directors agree that they will nominate Lai for election as a director of Criticare when his current term expires, barring the occurrence of an event which they reasonably believe renders him unsuitable for such position.

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                  5. Lai agrees that the noncompetition provisions of his
Employment Agreement shall continue to apply. Lai further agrees that he will not during the term of this Agreement solicit or attempt to hire any employees of Criticare without the prior written consent of Criticare's Chairman of the Board.

                  6. Any notice, request, approval, consent, demand, permission or other communication required or permitted by this Agreement shall be effective only if it is in a writing signed by the party giving same and shall be deemed to have been sent, given and received only either (a) when personally received by the intended recipient, or (b) three days after depositing in the United States Mail, registered or certified mail, return receipt requested, with first class postage prepaid, addressed as follows:

         If to Lai:                         N. C. Joseph Lai
                                            19660 Killarney Way
                                            Brookfield, WI 53005

         If to the Company:                 Criticare Systems, Inc.
                                            20925 Crossroads Circle
                                            Waukesha, WI 53186
                                            Attn:  President

or to such other address as the intended recipient may have theretofore specified by notice given to the sender as provided in this section.

                  7. This Agreement requires the personal services of Lai, and Lai's rights or obligations hereunder may not be assigned or delegated except as set forth in this Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

                  8. This Agreement contains the entire agreement between Criticare and Lai with respect to the subject matter hereof, and merges and supersedes all prior agreements, understandings or negotiations whatsoever with respect to the subject matter hereof.

                  9. No amendments of this Agreement or any waiver of any of its provisions shall be effective unless expressly stated in a writing signed by both parties. No delay or omission in the exercise of any right, power or remedy under or for this Agreement shall impair such right, power or remedy or be construed as a waiver of any breach. Any waiver of a breach of any provision of this Agreement shall not be treated as a waiver of any other provision of this

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Agreement or of any subsequent breach of the same or any other provision of this
Agreement.

                  10. If any provision of this Agreement shall be held illegal, invalid or otherwise unenforceable under controlling law, the remaining provisions of this Agreement shall not be affected thereby but shall continue in effect.

                  11. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin.

                             CRITICARE SYSTEMS, INC.

                             BY:  /s/ Emil H. Soika
                                --------------------------------------
                                 President and Chief Executive Officer

                              /s/ N.C. Joseph Lai
                              ----------------------------------------
                                      N. C. Joseph Lai

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